UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2017

MICHAEL KORS HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of principal executive offices)

44 207 632 8600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On August 22, 2017, Michael Kors Holdings Limited (the “Company”) entered into a second amended and restated senior unsecured credit facility (the “2017 Credit Facility”) with, among others, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, which replaced its existing 2015 senior unsecured revolving credit facility. The Company, a U.S. subsidiary of the Company, a Canadian subsidiary of the Company, a Dutch subsidiary of the Company and a Swiss subsidiary of the Company are the borrowers under the 2017 Credit Facility, and the borrowers and certain material subsidiaries of the Company provide unsecured guaranties of the 2017 Credit Facility.  The 2017 Credit Facility provides for a $1.0 billion revolving credit facility (the “Revolving Credit Facility”), which may be denominated in U.S. Dollars and other currencies, including Euros, Canadian Dollars, Pounds Sterling, Japanese Yen and Swiss Francs. The Revolving Credit Facility also includes sub-facilities for the issuance of letters of credit of up to $75 million and swing line loans of up to $50 million.  The 2017 Credit Facility also provides for a $1.0 billion term loan facility (the “Term Loan Facility”), which is available and will be used to finance in part its cash offer for the issued share capital of Jimmy Choo PLC, a public company organized under the laws of England and Wales (the “Transaction”). The Term Loan Facility is divided into two tranches, a $600 million tranche that matures on the third anniversary of the initial borrowing of the term loans and a $400 million tranche that matures on the fifth anniversary of the initial borrowing of the term loans. The Revolving Credit Facility expires on August 22, 2022.  The Company has the ability to expand its borrowing availability under the 2017 Credit Facility in the form of revolving commitments or term loans by up to an additional $500 million, subject to the agreement of the participating lenders and certain other customary conditions.
The loans under the Term Loan Facility, once borrowed, are required to be repaid on the last business day of March, June, September and December of each year, commencing with the first such day occurring after the last business day of the first full fiscal quarter to occur after the initial borrowing of term loans in installments equal to 2.50% of the aggregate original principal amount of the term loans.
Borrowings under the Revolving Credit Facility bear interest, at the Company’s option, at (i) for loans denominated in U.S. Dollars, an alternate base rate, which is the greatest of (x) the prime rate publicly announced from time to time by JPMorgan Chase, (y) the greater of the federal funds effective rate and the Federal Reserve Bank of New York overnight bank funding rate and zero, plus 50 basis points, and (z) the greater of the one-month London Interbank Offered Rate adjusted for statutory reserve requirements for Eurocurrency liabilities (“Adjusted LIBOR”) and zero, plus 100 basis points, in each case, plus an applicable margin based on the Company’s public debt ratings; (ii) for loans denominated other than in Canadian Dollars, the greater of Adjusted LIBOR for the applicable interest period and zero, plus an applicable margin based on the Company’s public debt rating; (iii) for loans denominated in Canadian Dollars, the Canadian prime rate, which is the greater of the PRIMCAN Index rate and the rate applicable to one-month Canadian Dollar banker’s acceptances quoted on Reuters (“CDOR”), plus 100 basis points, plus an applicable margin based on the Company’s public debt ratings; or (iv) for loans denominated in Canadian Dollars, the average CDOR rate for the applicable interest period, plus 0.10% per annum, plus an applicable margin based on the Company’s public debt ratings.
Borrowings under the Term Loan Facility bear interest, at the Company’s option, at (i) the alternate base rate plus an applicable margin based on the Company’s public debt ratings; or (ii) the greater of Adjusted LIBOR for the applicable interest period and zero, plus an applicable margin based on the Company’s public debt ratings.
The 2017 Credit Facility provides for an annual administration fee.  The Revolving Credit Facility provides for a commitment fee equal to 0.10% to 0.25% per annum, based on the Company’s public debt ratings, applied to the average daily unused amount of the Revolving Credit Facility.  The Term Loan Facility provides for a commitment fee equal to 0.10% to 0.25% per annum, based on the Company’s public debt ratings, applied to the undrawn amount of the Term Loan Facility, from September 23, 2017 until the term loans are fully drawn or the commitments under the Term Loan Facility terminate or expire.
Loans under the 2017 Credit Facility may be prepaid and commitments may be terminated or reduced by the borrowers without premium or penalty other than customary “breakage” costs with respect to loans bearing interest based upon Adjusted LIBOR or the CDOR rate.
The 2017 Credit Facility requires the Company to maintain a leverage ratio as of the end of each fiscal quarter of no greater than 3.5 to 1. Such leverage ratio is calculated as the ratio of the sum of total indebtedness as of the date of the measurement plus six times the consolidated rent expense for the last four consecutive fiscal quarters, to Consolidated EBITDAR (as defined below) for the last four consecutive fiscal quarters. Consolidated EBITDAR is defined as consolidated net income plus income tax expense, net interest expense, depreciation and amortization expense, consolidated rent expense and other non-cash charges, subject to certain additions and deductions. The 2017 Credit Facility also includes covenants that limit additional indebtedness, guarantees, liens, acquisitions and other investments and cash dividends that are customary for financings of this type.  In addition, if the Company does not maintain an investment grade public debt rating from at least two of Standard & Poors Financial Services LLC, Moody’s Investors Service, Inc. and Fitch, Inc., the Company and the other borrowers and guarantors shall be required to provide customary liens on their assets to secure their obligations in respect of the 2017 Credit Facility.
The 2017 Credit Facility contains events of default customary for financings of this type, including, but not limited to, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy or insolvency, certain events under ERISA, material judgments, actual or asserted failure of any guaranty supporting the 2017 Credit Facility to be in full force and effect, and changes of control. If such an event of default occurs, the lenders under the 2017 Credit Facility would be entitled to take various actions, including, but not limited to, terminating the commitments and accelerating amounts outstanding under the 2017 Credit Facility, subject to ”certain funds” limitations in connection with the Transaction governing the Term Loan Facility.
In connection with the effectiveness of the Term Loan Facility, the commitments under the Company’s Bridge Credit Agreement dated as of July 25, 2017, entered into to finance the Transaction, were reduced to approximately £344,189,745.
In the ordinary course of their business, the lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.
This summary does not purport to be complete and is qualified in its entirety by reference to the 2017 Credit Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above regarding the 2017 Credit Facility is hereby incorporated by reference into this Item 2.03.
Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
The Company hereby furnishes the following exhibits described above in Item 1.01:
10.1
Second Amended and Restated Credit Agreement dated as of August 22, 2017 among Michael Kors Holdings Limited, Michael Kors (USA), Inc., the foreign subsidiary borrowers party thereto, the guarantors party thereto, the financial institutions party thereto as lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations.
The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see the Company’s Annual Report on Form 10-K, filed with the SEC on May 31, 2017, and Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2017, copies of which are available upon request from the Company. The Company does not assume any obligation to update the forward looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: August 23, 2017	By:	/s/ Thomas J. Edwards, Jr.
		Name:	Thomas J. Edwards, Jr.
		Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer & Treasurer